EXHIBIT 99.1

Unrivaled Brands Announces Binding Letters of Intent with Two California Cookies Dispensaries

SANTA ANA, Calif., January 5, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations in California, enters into binding Letters of Intent with two Cookies branded retail stores: Cookies Redding in Redding, CA and Cookies Oakland in Oakland, CA.

On December 30, 2022, the Company entered into binding Letters of Intent with each of Green Door Redding, LLC (“Cookies Redding”) and 510 Retail & Events, Inc. (“Cookies Oakland”) pursuant to which Unrivaled is purchasing an Option to Purchase each of the dispensaries and will also negotiate and enter into a Management Services Agreements to operate the respective dispensaries.

Options to Purchase

Both the Letter of Intent with Cookies Redding (the “Cookies Redding LOI”) and the Letter of Intent with Cookies Oakland (the “Cookies Oakland LOI”) provide Unrivaled, for a period of 12 months, with an option to purchase each of Cookies Redding and Cookies Oakland on terms mutually agreeable to the parties.  The Company is paying an equivalent of $1,000,000 (the “Cookies Redding Option to Purchase Deposit”) and an equivalent of $500,000 (the “Cookies Oakland Option to Purchase Deposit”) in shares of the Company’s common stock (“Common Stock”) at the closing share price on December 30, 2022. Each of the Cookies Redding Option to Purchase Deposit and the Cookies Oakland Option to Purchase Deposit will be applied to the purchase price of each dispensary at the time of purchase if such purchase occurs.

Management Services Agreements

It is anticipated that each of the Management Services Agreement with Cookies Redding (the “Cookies Redding MSA”) and the Management Services Agreement with Cookies Oakland (the “Cookies Oakland MSA”) will provide that Cookies Redding and Cookies Oakland will pay Unrivaled a management fee equal to an amount of up to 25% of the Net Revenue (as such term is defined in each Letter of Intent) of the Cookies Redding dispensary and the Cookies Oakland dispensary for the Company’s services.

"This strategic opportunity provides Unrivaled optionality to enter into partnership with a globally recognized lifestyle brand, Cookies, positioning our business for potential new growth opportunities without a current need for a substantial capital outlay," explained Sabas Carrillo, CEO of Unrivaled Brands. "The culture-driven Cookies brand leads with the same philosophy and vision that fuels the evolution of Unrivaled. With this shared heritage, we are well positioned to expand our retail portfolio. These are established stores with experienced operators who own or partially own other Cookies branded stores in addition to non-Cookies branded stores, cultivation, manufacturing, distribution, and brands. We are excited for this new chapter at Unrivaled as we develop future growth opportunities while also being conscientious about our focus and allocation of capital and resources.” said Sabas Carrillo.

About Cookies

Cookies is a lifestyle and the leading premiere cannabis brand. Founded in 2012 by Berner, the prolific Bay Area rapper and entrepreneur, and his partner Jai, Bay Area cultivator and breeder, the company built its identity by seamlessly combining new, top-tier genetics, the Internet, and music. Cookies is one of the most well-respected and top-selling cannabis brands in the United States and its products are recognized globally and offer a stable of over 50 cannabis varieties and product lines including indoor, outdoor and sun-grown flower, pre-rolls, gel caps and vape carts.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

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